Lease Agreement

     This agreement between Courtland Investments, Inc. ("Landlord") and HMG Advisory Corp. ("Tenant") is effective as of December 1, 1999.

     The Landlord is the owner of 1870 South Bayshore Drive, Coconut Grove, FL 33133 ("Premises"). The premises do not include the pool house and adjacent apartment. The Landlord hereby leases to Tenant the premises for a period of five (5) years.

     In consideration for the use of the premise's Tenant will pay Landlord Four Thousand Dollars ($4,000.00) per month.

     In addition to the monthly rent, the Tenant will pay property insurance, utilities, maintenance and security expenses relating to the premises.

     This  agreement may be terminated by either  Landlord or Tenant upon ninety
(90) days written notice.

Courtland Investments, Inc.                  HMG Advisory Corp
Landlord                                     Tenant


/s/ Maurice Wiener                           /s/ Larry Rothstein
Maurice Wiener                               Larry Rothstein
Chairman                                     President